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                                                                    EXHIBIT 23.4

                       WILLIAM M. COBB & ASSOCIATES, INC.

June 5, 2002

Contango Oil & Gas Company
3700 Buffalo Speedway, Suite 960
Houston, Texas 77098

       Re: Contango Oil & Gas Company, Registration Statement on Form S-1
                         dated on or about June 5, 2002

Gentlemen:

   The firm of William M. Cobb & Associates, Inc., consents to the use of its name and to the use of its reports dated September 14, 2000 and August 20, 2001 regarding Contango Oil & Gas Company's Proved Reserves and Future Net Revenue as of June 30, 2000 and 2001, respectively, in Contango's Registration Statement on Form S-1 dated on or about June 5, 2002.

   William M. Cobb & Associates, Inc., has no interests in Contango Oil & Gas Company or in any affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee otherwise connected with Contango Oil & Gas Company. Contango Oil & Gas Company does not employ us on a contingent basis.

                                          Yours very truly,

                                          WILLIAM M. COBB & ASSOCIATES, INC.

      /s/ William M. Cobb
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William M. Cobb, P.E.
President